      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 31, 2002
                           REGISTRATION NO. 333-61230

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                         POST-EFFECTIVE AMENDMENT NO. 1

                                       TO

                                    FORM S-8
                        REGISTRATION STATEMENT UNDER THE
                             SECURITIES ACT OF 1933

                              BOWATER INCORPORATED
          -------------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)

                                    DELAWARE
                     -------------------------------------
                            (State of Incorporation)

                                   62-0721803
                     -------------------------------------
                      (IRS Employer Identification Number)

                              55 E. CAMPERDOWN WAY
                                  P.O. BOX 1028
                        GREENVILLE, SOUTH CAROLINA 29602
                     -------------------------------------
                    (Address of Principal Executive Offices)

                        BOWATER INCORPORATED SAVINGS PLAN
                          FOR CERTAIN HOURLY EMPLOYEES
          -------------------------------------------------------------
                            (Full Title of the Plan)

                           ANTHONY H. BARASH, ESQUIRE
       SR. VICE PRESIDENT-CORPORATE AFFAIRS, GENERAL COUNSEL AND SECRETARY
                              BOWATER INCORPORATED
                      55 E. CAMPERDOWN WAY, P.O. BOX 1028,
                        GREENVILLE, SOUTH CAROLINA 29602
                                 (864) 271-7733
-------------------------------------------------------------------------------
 (Name, Address and Telephone Number, Including Area Code, of Agent for Service)


     This Post-Effective Amendment to Registration Statement No. 333-61230 shall become effective automatically upon the date of filing in accordance with
Section 8(a) of the Securities Act and Rules 456 and 464 promulgated thereunder.

                             TERMINATION OF OFFERING


     Bowater Incorporated (the "Registrant") has registered 450,000 shares of the Registrant's Common Stock, $1.00 par value ("Common Stock") on Form S-8 (Registration No. 33-16277) relating to the Bowater Incorporated Savings Plan for Certain Hourly Employees (the "Plan"), formerly named the Bowater Incorporated Newsprint Division Hourly Employees' Savings Plan, and originally named the Bowater Southern Hourly Employees Profit Sharing Plan. Pursuant to Form S-8 (General Instruction E) (Registration Nos. 333-84163 and 333-61230), the Registrant increased the number of shares available for issuance under the Plan by registering an additional 300,000 total shares. Therefore, the Registrant has registered an aggregate number of 750,000 shares for issuance under the Plan.

     Effective as of December 31, 2001, the Registrant merged the Plan into and with the Bowater Incorporated Savings Plan (formerly named the Bowater Incorporated Salaried Employees' Savings Plan )(the "BI Savings Plan") pursuant to its amendment authority under the Plan, and participants in the Plan became participants in the BI Savings Plan.

     In connection with this merger, the Registrant hereby removes from registration by means of this Post-Effective Amendment No. 1 any of the securities previously registered which remain unsold at the termination of the offering. Simultaneously with the filing of this Amendment, the Registrant has carried over to the BI Savings Plan 17,000 shares of Common Stock and Participation Interests remaining as of the termination of the offering under the Plan by filing a Form S-8 (General Instruction E) for the BI Savings Plan.

ITEM 8. EXHIBITS

     The Registrant and the Plan hereby files the following exhibit as part of this Post-Effective Amendment No. 1 to Registration Statement No. 333-61230.

      No:     Exhibit:
      --      -------

     4.1 Bowater Incorporated Savings Plan for Certain Hourly Employees, As Amended and Restated Effective January 1, 1997.

                                   SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Greenville, state of South Carolina, on May 30, 2002.

                                           BOWATER INCORPORATED
                                           (Registrant)



                                           By: /s/ Arnold M. Nemirow
                                               --------------------------------
                                                Arnold M. Nemirow
                                                Chairman, President and Chief
                                                Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Amendment has been signed by the following persons in the capacities and on the dates indicated.

         SIGNATURE                           TITLE                     DATE

/s/ Arnold M. Nemirow       Chairman of the Board, President        May 30, 2002
--------------------------  and Chief Executive Officer
Arnold M. Nemirow           (principal executive officer)

/s/ David G. Maffucci       Senior Vice President and Chief         May 30, 2002
--------------------------  Financial Officer
David G. Maffucci           (principal financial officer)

/s/ Michael F. Nocito       Vice President and Controller           May 30, 2002
--------------------------  (principal accounting officer)
Michael F. Nocito

          *                 Director                                May 30, 2002
--------------------------
Francis J. Aguilar

          *                 Director                                May 30, 2002
--------------------------
Richard Barth

          *                 Director                                May 30, 2002
--------------------------
Kenneth M. Curtis

          *                 Director                                May 30, 2002
--------------------------
Cinda A. Hallman


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          *                 Director                                May 30, 2002
--------------------------
Charles J. Howard

          *                 Director                                May 30, 2002
--------------------------
James L. Pate

          *                 Director                                May 30, 2002
--------------------------
John A. Rolls

          *                 Director                                May 30, 2002
--------------------------
Arthur R. Sawchuk

     *Anthony H. Barash, by signing his name hereto, does sign this document on behalf of the persons indicated above pursuant to powers of attorney duly executed by such persons, which were filed by the Registrant and the Plan on Form S-8 (General Instruction E) (Registration No. 333-61230), and are hereby incorporated by reference.

                                           By: /s/ Anthony H. Barash
                                               --------------------------------
                                                       Anthony H. Barash,
                                                        Attorney-in-Fact

     The Plan. Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the Plan) have duly caused this Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Greenville, state of South Carolina, on May 30, 2002.

                                           BOWATER INCORPORATED SAVINGS
                                           PLAN FOR CERTAIN HOURLY EMPLOYEES
                                           (Plan)

                                           By: /s/ Aaron Whitlock
                                               --------------------------------
                                                        Aaron Whitlock,
                                                      Plan Administrator